Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Chapter 63, Title 18 U.S.C. Section 1350(A) and (B))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of Bionovo, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2010, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

/s/ Isaac Cohen	/s/ Thomas C. Chesterman
Isaac Cohen Chairman of the Board and Chief Executive Officer	Thomas C. Chesterman Senior Vice President and Chief Financial Officer

Dated: November 12, 2010	Dated: November 12, 2010

*This certification will not be deemed filed for purposes of Section 18 of the Exchange Act (15 U.S.C. 78), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.